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                              EMPLOYMENT AGREEMENT


     This Agreement, by and between SELF-HEATING CONTAINER CORPORATION OF CALIFORNIA, a California corporation, ("EMPLOYER"), located at 12675 Danielson Court, Suite 401, Poway, California 92064, and JAMES L. BERNTSEN of 18369 Chablis Road, Ramona, California 92065 ("EMPLOYEE"), is as follows:

                          ARTICLE 1. TERM OF EMPLOYMENT

     Section 1.01. EMPLOYER hereby employs EMPLOYEE and EMPLOYEE hereby accepts employment with EMPLOYER for a term of three (3) years, commencing September 1, 1996 and terminating on August 31, 1999.

     Section 1.02. As used herein, the phrase "employment term" refers to the entire period of employment of EMPLOYEE by EMPLOYER hereunder, whether for the periods provided above or whether terminated earlier as hereinafter provided or extended by mutual agreement between EMPLOYER and EMPLOYEE.

                 ARTICLE 2.  DUTIES AND OBLIGATIONS OF EMPLOYEE

                                 GENERAL DUTIES

     Section 2.01. EMPLOYEE shall serve as Executive Vice President of SELF-HEATING CONTAINER CORPORATION OF CALIFORNIA. In his capacity as Executive Vice President, EMPLOYEE shall do and perform all services, acts, or things necessary or advisable to manage and conduct the business of EMPLOYER, including the hiring and firing of all employees other than the officers of EMPLOYER, subject at all times to the policies set by EMPLOYER'S Board of Directors, and to the consent of the Board when required.

     EMPLOYEE shall be responsible for overseeing all aspects of the business of EMPLOYER including, but not limited to, day-to-day operations, research and development, sales and marketing, financial, manufacturing, production and distribution.

                         DEVOTION TO EMPLOYER'S BUSINESS

     Section 2.02. EMPLOYEE shall devote his entire productive time, ability, and attention to the business of EMPLOYER during the term of this Agreement.


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                             COMPETITIVE ACTIVITIES

     Section 2.03. During the term of this Agreement, EMPLOYEE shall not, directly or indirectly, either as an employee, consultant, agent, principal, partner, owner, stockholder, corporate officer, director, or in any other individual or representative capacity, acquire, hold, retain, engage or participate in any business that is similar in nature to the business of EMPLOYER or that is in competition in any manner whatsoever with the business of EMPLOYER. Nothing in this Agreement, however, shall restrict EMPLOYEE from working for or on behalf of Insta-Heat, Inc. or from having any dealings whatsoever with Insta-Heat, Inc. EMPLOYEE shall not be in violation of this Agreement by his participation in the business of Insta-Heat, Inc. as an employee, agent, consultant, officer, director or shareholder.

                      ARTICLE 3.   OBLIGATIONS OF EMPLOYER

                               GENERAL DESCRIPTION


     Section 3.01. EMPLOYER shall provide EMPLOYEE with compensation, incentives, benefits, and business expense reimbursement specified elsewhere in this Agreement.

                                OFFICE AND STAFF

     Section 3.02. EMPLOYER shall provide EMPLOYEE with an adequate working environment with personnel and equipment required to perform tasks EMPLOYEE is required to perform, such as, but not limited to, secretarial and other assistance, a private office, office equipment, supplies and other facilities and services suitable to EMPLOYEE's position.

                      ARTICLE 4.  COMPENSATION OF EMPLOYEE

                                  ANNUAL SALARY

     Section 4.01. (a) As compensation for the services to be performed hereunder, EMPLOYEE shall receive a base salary of $8,000.00 per month, payable once a month, on or before the 5th day of each month, which base salary shall be automatically increased by five percent (5%) on September 1, 1997, and be increased by an additional five percent (5%) on September 1, 1998.

                    (b) In the event EMPLOYER engages in an initial public offering, at the conclusion of said public offering, EMPLOYEE's base salary shall be increased from $8,000.00 per month to $12,000.00 per month, which base salary of $12,000 per month shall be automatically increased by five percent (5%) on September 1, 1997, and be increased by an additional five percent (5%) on September 1, 1998.


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                    (c)  The salary set forth herein will not cause EMPLOYER
to be restricted to paying the amount of compensation set forth above, and if at a later time the Board of Directors determines that the minimum salary should be increased or bonuses should be given to EMPLOYEE, this Agreement shall not be seen as any impediment to any such activity or action.

                      SALARY CONTINUATION DURING DISABILITY

     Section 4.02. If EMPLOYEE for any reason whatsoever becomes disabled such that he is unable to perform the duties prescribed herein, EMPLOYER shall continue to pay EMPLOYEE's full salary for a period of at least 120 days. If, after said 120-day period, EMPLOYEE is still unable to perform the duties prescribed herein, then in that event, EMPLOYER may terminate this Employment Agreement ("Agreement").

                        ARTICLE 5.   EMPLOYEE INCENTIVES

     Section 5.01. EMPLOYEE shall be entitled to any and all EMPLOYEE incentives that the Board of Directors from time to time may authorize for its employees.

                         ARTICLE 6.   EMPLOYEE BENEFITS

                                 ANNUAL VACATION

     Section 6.01. EMPLOYEE shall be entitled to 15 days vacation time per year, to accrue pro rata as of the commencement of the Agreement. EMPLOYEE shall also be entitled to not less than 6 national holidays per year.

                                     ILLNESS

     Section 6.02. EMPLOYEE shall be entitled to 5 sick days per year with full pay.

                                 OTHER BENEFITS

     Section 6.03 (a) EMPLOYEE shall be entitled to any and all employee Benefits, including but not limited to death, health, dental, and vision benefits, that the Board of Directors from time to time may authorize for its employees.

                    (b) EMPLOYER agrees to obtain a key man term life insurance policy on EMPLOYEE in the face amount of Two Million Dollars. EMPLOYER shall pay in a timely manner all premiums on said policy. EMPLOYEE has the sole right to designate a beneficiary for One Million Dollars of said policy. EMPLOYER, or its designee, shall be the beneficiary for the remaining One Million Dollars on said policy. EMPLOYER is the sole owner of the entire


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Two Million Dollar policy and entitled to all rights relating thereto.

     EMPLOYEE authorizes EMPLOYER to take all actions necessary to obtain and maintain said policy, to be the owner thereof, and to pay One Million Dollars of the proceeds therefrom to EMPLOYER. EMPLOYER authorizes EMPLOYEE to name a beneficiary for One Million Dollars of said policy. The term of said policy shall be equal to the term of this Agreement.

                         ARTICLE 7.   BUSINESS EXPENSES

                       REIMBURSEMENT OF BUSINESS EXPENSES

     Section 7.01. EMPLOYER shall promptly reimburse EMPLOYEE for all reasonable business expenses incurred by EMPLOYEE in connection with the business of EMPLOYER. Each such expenditure is reimbursable only if EMPLOYEE furnishes EMPLOYER adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such expenditure as an income tax deduction.

     Section 7.02. It is understood that EMPLOYEE, from time to time, will be required to spend time at industry and marketing-type conventions and that these expenses will also be reimbursed by EMPLOYER.

                      ARTICLE 8.  TERMINATION OF EMPLOYMENT

                              TERMINATION FOR CAUSE

     Section 8.01. (a) EMPLOYER reserves the right to terminate this agreement immediately for cause upon commission of one of the following acts by EMPLOYEE:
(i) gross neglect of duties of EMPLOYEE; (ii) theft by EMPLOYEE from EMPLOYER;
(iii) misuse of EMPLOYER's funds for personal gain; and/or (iv) conviction of a felony.

                    (b) EMPLOYER also reserves the right to terminate EMPLOYEE's employment for cause in the event EMPLOYEE wilfully breaches or habitually neglects the duties which he is required to perform under the terms of this Agreement, or in any other way materially breaches this Agreement; provided, however, that any such termination will only occur following written notice to EMPLOYEE of the reasons or reason for such termination, supported by a statement of relevant facts and followed by EMPLOYEE's failure to cure such wilful breach or habitual neglect of duties or any material breach of this Agreement within thirty (30) days of receipt of such notice.

                    (c) EMPLOYER is not obligated to pay EMPLOYEE any severance pay upon termination for cause as specified in Section 8.01.(a) and 8.01.(b).


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                            TERMINATION WITHOUT CAUSE

     Section 8.02. (a) This Agreement shall be terminated upon the death of EMPLOYEE. EMPLOYEE is not entitled to receive any death benefits, unless prior to the date of death of EMPLOYEE the Board of Directors has determined that death benefits are to be paid to the officers of EMPLOYER.

                    (b) EMPLOYER reserves the right to terminate this Employment Agreement in the event EMPLOYEE becomes disabled, subject to the restrictions set forth in Section 4.02.

                    (c) EMPLOYEE reserves the right to terminate this Employment Agreement at any time upon written notice to EMPLOYER of such intention. EMPLOYER is not obligated to pay EMPLOYEE any sum, other than amounts that may have accrued, upon his voluntary termination of this Agreement.

                             PAYMENT ON TERMINATION

     Section 8.03. (a) If at any time during the term of this Agreement, or if in the three (3)-year period following either a (i) merger or consolidation where EMPLOYER is not the consolidated or surviving corporation, or (ii) transfer of all or substantially all of the assets of EMPLOYER, or (iii) voluntary or involuntary dissolution of EMPLOYER, or (iv) change in the composition of a majority of the Board of Directors of the Company; (collectively (i) through (iv) are referred to as a "Change in Control"), then following such Change in Control, EMPLOYEE, at his sole option and at any time, may elect one of the following provisions:

          (1) Continued employment by EMPLOYER and/or the surviving or resulting corporation, said successor to be bound by all the provisions of this Agreement;

          (2) Voluntary termination of this Agreement and payment to EMPLOYEE as severance pay or liquidated damages, or both, of a lump sum payment ("Severance Payment") equal to two hundred ninety-nine percent (299%) of the EMPLOYEE's average annual base salary and all bonuses received for the five (5)- year period immediately preceding the Severance Payment, or such greater amount as a disinterested Board of Directors, or the compensation committee, if formed, shall provide from time to time pursuant to terms which may not be revoked or reduced thereafter. However, the total of any payment pursuant to this Section 8.03(a) shall be limited to the extent necessary, in the opinion of legal counsel acceptable to EMPLOYEE and EMPLOYER, to avoid the payment of an "excess parachute" payment within the meaning of Internal Revenue Code Section 280 G or any similar successor provision.

     The Severance Payment shall be made not later than the fifth (5th) day following the


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effective date of the events specified in Section 8.03(a)(i)-(iv) herein;
provided, however, that if the amount of such payments cannot be finally determined on or before such date, EMPLOYER shall pay to EMPLOYEE on such date a good faith estimate of the minimum amount of such payments, and shall pay the remainder of such payments (together with interest at the rate provided in Internal Revenue Code Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined, but in no event later than the thirtieth (30th) day after the applicable termination date. In the event the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by EMPLOYER payable on the fifth (5th) day after receipt by EMPLOYEE of a written demand for payment from EMPLOYER (together with interest calculated as above).

                    (b) In addition, for a two-year period following termination, EMPLOYER shall continue to include EMPLOYEE in all of its health, dental, vision, life insurance and other benefit programs in place at the time of termination. Upon a dismissal other than for cause as stated in
Section 8.01(a) which does not involve Change in Control, EMPLOYEE shall receive a Severance Payment equal to 2.99 times his average annual base salary and bonuses during the preceding five (5) years; provided, however, such payment shall be limited to the extent necessary to avoid the payment of an "excess parachute" payment as defined above.

                    (c) If EMPLOYEE is terminated without cause during the last two years of this Agreement, EMPLOYER will not be required to pay EMPLOYEE the salary due for the full two-year period, but will only be required to pay EMPLOYEE the balance of the salary that is due under the term of this Agreement. In addition, if EMPLOYEE is terminated without cause during the last two years of this Agreement, EMPLOYER will not be required to include EMPLOYEE in its benefit programs during the full two-year period, but will only be required to include EMPLOYEE in its benefit programs for the balance of the term of this Agreement.

               ARTICLE 9.  COVENANT NOT TO COMPETE/TRADE SECRETS

     Section 9.01. (a) During the term of this Agreement, EMPLOYEE shall not, directly or indirectly, either as an employee, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of EMPLOYER. Nothing in this Agreement, however, shall restrict EMPLOYEE from working for or on behalf of Insta-Heat, Inc. or from having any dealings whatsoever with Insta-Heat, Inc. EMPLOYEE shall not be in violation of this Agreement by his participation in the business of Insta-Heat, Inc. as an employee, agent, consultant, officer, director or shareholder.

                    (b) The term referred to in Section 9.01.(a) shall include: (i) the actual employment period of EMPLOYEE; (ii) the time within which EMPLOYEE is still being paid if EMPLOYEE is terminated without cause; and (iii) a one year period if EMPLOYEE quits voluntarily.


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                     TRADE SECRETS/CONFIDENTIAL INFORMATION

     Section 9.02. (a) The parties acknowledge and agree that during the term of this Agreement and in the course of the discharge of his duties hereunder, EMPLOYEE shall have access to and become acquainted with information concerning the operation and processes of EMPLOYER that is owned by EMPLOYER and regularly used in the operation of EMPLOYER'S business and that such information constitutes EMPLOYER's trade secrets.

                    (b) EMPLOYEE specifically agrees that he shall not misuse, misappropriate, or disclose any such trade secrets, directly or indirectly, to any other person or use them in any way, either during the term of this Agreement or at any other time thereafter, except as is required in the course of his employment hereunder. EMPLOYEE agrees not to engage in any unfair competition with EMPLOYER, either during the term of this Agreement or at any other time thereafter.

                    (c) "Confidential information" shall mean information identified as proprietary relating to the described product concept, specific product design and its variations, know-how information relating to product fabrication/assembly, and other information which is disclosed to EMPLOYEE by EMPLOYER, its affiliates or agents either directly or indirectly, in writing or by drawings or the product itself, or in any other related way, including knowledge of EMPLOYEE obtained in EMPLOYEE'S capacities as inventor, owner, and/or employee of EMPLOYER. It is expressly understood that Confidential Information extends to the concept of the identified product.

                    (d) Confidential Information shall not include information which is public knowledge and not covered under patents or other rights EMPLOYER may own.

                    (e) EMPLOYEE shall not disclose Confidential Information received hereunder to any third party not under a binder of secrecy from EMPLOYER.

                    (f) EMPLOYEE agrees not to make any commercial or any other use of Confidential Information received hereunder, except as may be provided for under a separate agreement by EMPLOYER.

                    (g) EMPLOYEE agrees the Confidential Information received hereunder shall be treated in such a way, taking reasonable steps to ensure the proprietary nature of this information and to protect this information from loss or theft, and that EMPLOYEE expressly agrees not to publish or disclose this information to anyone other than those identified herein, and that any disclosure will only be to those employees or advisors needed to evaluate and use it for the purposes noted above. EMPLOYEE will notify all employees, visitors, associates, or anyone who is given access to such information, of its confidential nature and the existence and


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importance of this Agreement.

                     (h) This confidential disclosure clause shall not be construed to grant EMPLOYEE any license or other rights except as provided herein.

                        ARTICLE 10.   GENERAL PROVISIONS

                                     NOTICES

     Section 9.01. Any notices to be given hereunder by either party to the other shall be in writing and may be transmitted by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addressees appearing in the introductory paragraph of this Agreement, but each party may change that address by written notice in accordance with this section. Notices delivered personally shall be deemed communicated as of the date of actual receipt; mailed notices shall be deemed communicated as of the date of mailing.

                            ATTORNEYS' FEES AND COSTS

     Section 9.02. If any legal action is necessary to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs.

                                ENTIRE AGREEMENT

     Section 9.03. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of EMPLOYEE by EMPLOYER and contains all of the covenants and agreements between the parties with respect to that employment in any manner whatsoever.

                                  MODIFICATIONS

     Section 9.05. Any modification of this Agreement will be effective only if it is in writing and signed by the party to be charged.

                                EFFECT OF WAIVER

     Section 9.06. The failure of either party to insist on strict compliance with any of the terms, covenants, or conditions of this agreement by the other party shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.


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                               PARTIAL INVALIDITY

     Section 9.07. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

                             LAW GOVERNING AGREEMENT

     Section 9.08. This Agreement shall be governed by and construed in accordance with the laws of the State of California.


Dated:    9/1/96              EMPLOYER:
      -------------------     SELF-HEATING CONTAINER CORPORATION
                              OF CALIFORNIA




                         BY:  /s/ James L. Scudder
                              -------------------------------------
                              JAMES L. SCUDDER, PRESIDENT

                              EMPLOYEE:



                              /s/ James L. Berntsen
                              -------------------------------------
                              JAMES L. BERNTSEN


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